__________

Exhibit 10.3

SALES AND MARKETING

EMPLOYMENT AGREEMENT

Among each of:

FORTUNE PARTNERS, INC

And:

DON CECI

Fortune Partners, Inc.

1050 West Pender Street, Suite 1100, Vancouver, British Columbia, Canada, V6E 3S7

__________

SALES AND MARKETING

EMPLOYMENT AGREEMENT

          THIS SALES AND MARKETING EMPLOYMENT AGREEMENT is made and dated for reference effective as at October 3, 2005 (the "Effective Date") as fully executed on this 1st day of October, 2005.

AMONG EACH OF:

FORTUNE PARTNERS, INC. (to changed its name to "Power Air Corporation" or otherwise), a company incorporated under the laws of the State of Nevada, U.S.A., and having an executive office and an address for notice and delivery located at 1050 West Pender Street, Suite 1100, Vancouver, British Columbia, Canada, V6E 3S7

(the "Company");

OF THE FIRST PART

AND:

DON CECI, businessperson, having an address for notice and delivery located at 5828 Grousewoods Crescent North Vancouver, British Columbia, Canada, V7R 4V2

(the "Employee");

OF THE SECOND PART

(the Company and the Employee being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

WHEREAS:

A.          The Company is a reporting company incorporated under the laws of the State of Nevada, U.S.A., and has its common shares listed for trading on the NASD Over-The-Counter Bulletin Board;

B.          The Company owns a wholly-owned subsidiary called Power Air Tech, Inc. ("Power Air") which is incorporated under the laws of the State of Delaware, U.S.A;;

C.          In conjunction with the recent completion by the Company of its acquisition of Power Air the resulting Company is now involved in the principal business of Power Air; which is the development, manufacturing and marketing of a zinc-air fuel cell technology that has been developed at the Lawrence Livermore National Laboratory ("LLNL"), in Livermore, California, U.S.A., through its exclusive world-wide license with LLNL (collectively, the resulting "Business"); and, as a consequence thereof, the Company is hereby desirous of retaining the Employee as the Vice-President of Sales and Marketing, and the Employee is hereby desirous of accepting such position, in order to provide such related services to the Company (collectively, the "General Services");

D.          Since the introduction of the Parties hereto the Parties hereby acknowledge and agree that there have been various discussions, negotiations, understandings and agreements between them relating to the terms and conditions of the General Services and, correspondingly, that it is their intention by the terms and conditions of this agreement (the "Agreement") to hereby replace, in their entirety, all such prior discussions, negotiations, understandings and agreements with respect to the General Services; and

E.          The Parties hereto have agreed to enter into this Agreement which replaces, in its entirety, all such prior discussions, negotiations, understandings and agreements, and, furthermore, which necessarily clarifies their respective duties and obligations with respect to the within General Services to be provided hereunder, all in accordance with the terms and conditions of this Agreement;

          NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

Article 1

DEFINITIONS AND INTERPRETATION

1.1          Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)     "Agreement" means this Sales and Marketing Employment Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof, together with any Schedules attached hereto;

(b)     "Arbitration Rules" means the Rules of the American Arbitration Association, as amended from time to time, as set forth in Article "8" hereinbelow;

(c)     "Benefits" has the meaning ascribed to it in section "4.10" hereinbelow;

(d)     "Board of Directors" means the Board of Directors of each or either of the Company and Power Air as duly constituted from time to time;

(e)     "Bonus" has the meaning ascribed to it in section "4.4" hereinbelow;

(f)     "Business" has the meaning ascribed to it in recital "C." hereinabove.

(g)     "business day" means any day during which Chartered Banks are open for business in the City of vancouver, BC, Canada.;

(h)     "Car Allowance" has the meaning ascribed to it in section "4.6" hereinbelow;

(i)     "Companies" means the Company and Power Air;

(j)     "Company" means Fortune Partners, Inc., a company incorporated under the laws of the State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(k)     "Effective Date" has the meaning ascribed to it on the front page of this Agreement;

(l)     "Effective Termination Date" has the meaning ascribed to it in each of sections "3.2", "3.3" and "3.4" hereinbelow;

(m)     "Employee" means Don Ceci;

(n)     "Expenses" has the meaning ascribed to it in section "4.5" hereinbelow;

(o)     "Fee" has the meaning ascribed to it in section "4.1" hereinbelow;

(p)     "General Services" has the meaning ascribed to it in section "2.1" hereinbelow;

(q)     "Indemnified Party" has the meaning ascribed to it in section "6.1" hereinbelow;

(r)     "Option Plan" has the meaning ascribed to it in section "4.8" hereinbelow;

(s)     "Option Shares" has the meaning ascribed to it in section "4.8" hereinbelow;

(t)     "OTCBB" means the NASD Over-The-Counter Bulletin Board;

(u)     "Parties" or "Party" means, individually and collectively, the Company, Power Air and/or the Employee hereto, as the context so requires, together with each of their respective successors and permitted assigns as the context so requires;

(v)     "Power Air" means Power Air Tech, Inc., a company incorporated under the laws of the State of Delaware, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(w)     "Regulatory Approval" means the acceptance for filing, if required, of the transactions contemplated by this Agreement by the Regulatory Authorities;

(x)     "Regulatory Authorities" and "Regulatory Authority" means, either singularly or collectively as the context so requires, such regulatory agencies who have jurisdiction over the affairs of either of the Company, Power Air and/or the Employee and including, without limitation, and where applicable, the United States Securities and Exchange Commission, the NASD, the OTCBB and all regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(y)     "Exchange Act", "Form S-8 Registration Statement", "SEC", "Registration Statement" and "Securities Act" have the meanings ascribed to them in section "4.9" hereinbelow;

(z)     "subsidiary" means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the directors of such company or companies) are for the time being owned by or held for that company and/or any other company in like relation to that company and includes any company in like relation to the subsidiary;

(aa)     "Vacation" has the meaning ascribed to it in section "4.7" hereinbelow; and

(ab)     "Vesting Option" has the meaning ascribed to it in section "4.8" hereinbelow.

1.2          Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)     the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)     any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c)     words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article 2

GENERAL SERVICES AND DUTIES OF THE EMPLOYEE

2.1          General Services. During the continuance of this Agreement the Companies hereby agree to retain the Employee as the Vice-President of Sales and Marketing of each of the Companies, and the Employee hereby agrees to be subject to the direction and supervision of, and to have the authority as is delegated to the Employee by, the Board of Directors of the Company (the "Board of Directors" herein) consistent with such positions, and the Employee also agrees to accept such positions in order to provide such related services as the Board of Directors shall, from time to time, reasonably assign to the Employee and as may be necessary for the ongoing maintenance and development of the Companies' various Business interests during the continuance of this Agreement (collectively, the "General Services"); it being expressly acknowledged and agreed by the Parties hereto that the Employee shall commit and provide to the Companies the General Services on a full-time basis during the continuance of this Agreement for which the Company, as more particularly set forth hereinbelow, hereby agrees to pay and provide to the order and direction of the Employee each of the proposed compensation amounts as set forth in Articles "4" hereinbelow.

          In this regard it is hereby acknowledged and agreed that the Employee shall be entitled to communicate with and shall rely upon the immediate advice, direction and instructions of the President of the Company, or upon the advice or instructions of such other director or officer of the Company as the President of the Company shall, from time to time, designate in times of the President's absence, in order to initiate, coordinate and implement the General Services as contemplated herein subject, at all times, to the final direction and supervision of the Board of Directors.

2.2          Additional duties respecting the General Services. Without in any manner limiting the generality of the General Services to be provided as set forth in section "2.1" hereinabove, it is hereby also acknowledged and agreed that Employee will, during the continuance of this Agreement, devote substantially all of the Employee's employment time to the General Services of the Employee as may be determined and required by the Board of Directors of the Company for the performance of said General Services faithfully, diligently, to the best of the Employee's abilities and in the best interests of the Companies and, furthermore, that the Employee's employment time will be prioritized at all times for the Companies in that regard.

2.3          Adherence to rules and policies of the Companies. The Employee hereby acknowledges and agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Companies and any changes therein which may be adopted from time to time by the same as such rules, regulations, instructions, personnel practices and policies may be reasonably applied to the Employee as the Vice-President of Sales and Marketing of each of the Companies.

Article 3

EFFECTIVENESS AND TERMINATION

3.1          Effectiveness of the Agreement. This Agreement commences on the Effective Date as set forth hereinabove, however, is subject, at all times, to the Companies' prior receipt, if required, of Regulatory Approval from each of the Regulatory Authorities to the terms and conditions of and the transactions contemplated by this Agreement.

3.2          Termination without cause by the Employee. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Employee at any time after the Effective Date and during the continuance of this Agreement upon the Employee's delivery to the other Parties hereto of prior written notice of its intention to do so (the "Notice of Termination" herein) at least 30 calendar days prior to the effective date of any such termination (the end of such 30-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event the Employee's ongoing obligation to provide the General Services will continue until the Effective Termination Date and the Companies ongoing obligation to provide and to pay to the Employee all of the amounts otherwise payable to the Employee under Article "4" hereinbelow will continue until the Effective Termination Date.

3.3          Termination without cause by the Company. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Companies at any time after the Effective Date and during the continuance of this Agreement upon the Company's delivery to the Employee of prior written notice of its intention to do so (the "Notice of Termination" herein) at least 90 calendar days prior to the effective date of any such termination (the end of such 90-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event the Employee's ongoing obligation to provide the General Services will immediately cease upon the date of the Notice of Termination, however, the Companies shall immediately pay a lump sum payment equal to three months salary and continue to be obligated to provide and to pay to the Employee all of the amounts otherwise payable to the Employee under Article "4" hereinbelow until the Effective Termination Date.

3.4          Termination for cause by any Party. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by any of the Parties hereto at any time upon written notice to the other Parties of such Party's intention to do so at least 30 calendar days prior to the effective date of any such termination (herein also the "Effective Termination Date"), and damages sought, if:

     (a)     any of the Parties fails to cure a material breach of any provision of this Agreement within 10 calendar days from its receipt of written notice from said Party (unless such material breach cannot be reasonably cured within said 10 calendar days and the other Party is actively pursuing to cure said material breach);

     (b)     any of the Parties is willfully non-compliant in the performance of its respective duties under this Agreement within 10 calendar days from its receipt of written notice from said Party (unless such willful non-compliance cannot be reasonably corrected within said 10 calendar days and the other Party is actively pursuing to cure said willful non-compliance);

     (c)     any of the Parties commits fraud or serious neglect or misconduct in the discharge of its respective duties hereunder or under the law; or

     (d)     any of the Parties becomes adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, and where any such involuntary petition is not dismissed within 10 calendar days.

3.5          Disability or death and Advance. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time by any Party within 10 calendar days after the death or disability of the Employee, as a without fault termination (the resulting effective date of any such termination being herein also the "Effective Termination Date"). For the purposes of this Agreement the term "disability" shall mean the Employee shall have been unable to provide the General Services contemplated under this Agreement for a period of 30 calendar days, whether or not consecutive, during any 360 calendar day period, due to a physical or mental disability. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company; provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician whose determination as to disability shall be binding on all Parties. In the event that the Employee's employment is terminated by death or because of disability pursuant to this Agreement, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, all amounts to which the Employee would otherwise be entitled under Article "4" hereinbelow until the Effective Termination Date.

3.6          Effect of Termination. Terms of this Agreement relating to accounting, payments, confidentiality, accountability for damages or claims and all other matters reasonably extending beyond the terms of this Agreement and to the benefit of the Parties hereto or for the protection of the Business interests of the Companies shall survive the termination of this Agreement, and any matter of interpretation thereto shall be given a wide latitude in this regard. In addition, and without limiting the foregoing, each of sections "3.2", "3.3", "3.4" and "3.5" hereinabove shall survive the termination of this Agreement.

Article 4

COMPENSATION OF THE EMPLOYEE

4.1          Fee. It is hereby acknowledged and agreed that the Employee shall render the General Services as defined hereinabove during the continuance of this Agreement and shall thus be compensated from the Effective Date of this Agreement to the termination of the same by way of the payment by the Company to the Employee, or to the further order or direction of the Employee as the Employee may determine, in the Employee's sole and absolute discretion, and advise the Company of prior to such payment, of the gross monthly fee of U.S. $10,000.00 which, on a quarterly basis, in advance, is converted to Canadian dollars. For greater certainty the quarter ended December 31, 2005 will be at a rate of 1.2 Canadian dollars for each 1 U.S. dollar. Each quarter thereafter will be converted to Canadian dollars at the closing exchange rate as posted by the Bank of Canada at the end of each quarter. (the "Fee"). All such Fees will be due and payable by the Company to the Employee, or to the further order or direction of the Employee as the Employee may determine, in the Employee's sole and absolute discretion, and advise the Company of prior to any such Fee payment, bi-monthly and on or about the fifteenth and thirtieth day of each month of the then monthly period of service during the continuance of this Agreement.

4.2          Payment of Fee and status as an employee. It is hereby also acknowledged and agreed that the Employee will be classified as a taxable employee of the Company for all purposes, such that all compensation which is provided by the Company to the Employee under this Agreement, or otherwise, will be calculated on the foregoing and gross Fee basis, however, will then actually be distributed to the Employee by the Company on a net basis; that being net of all applicable provincial and federal taxes, Canada Pension Plan, Employment Insurance and miscellaneous deductions pursuant to the Company's benefit plan which will first be deducted by the Company and remitted to the applicable taxing authority before any such compensation will actually be paid by the Company to the Employee hereunder on such net basis.

4.3          Increase in the Fee. It is hereby acknowledged that the proposed Fee payments under this Agreement were negotiated as between the Parties hereto in the context of the stage of development of the Company existing as at the Effective Date of this Agreement. Correspondingly, it is hereby acknowledged and agreed that the Fee shall be reviewed and renegotiated at the request of either Party on a reasonably consistent basis during the continuance of this Agreement and, in the event that the Parties cannot agree, then the Fee shall be increased on an annual basis by the greater of (i) 10% and (ii) the percentage which is the average percentage of all increases to management salaries and fees within the Companies during the previous 12-month period. Any dispute respecting either the effectiveness or magnitude of the final Fee hereunder shall be determined by arbitration in accordance with Article "8" hereinbelow.

4.4          Bonus payments. It is hereby also acknowledged that the Board of Directors of the Company shall, in good faith, consider the payment of reasonable industry standard annual bonuses (each being a "Bonus") based upon the performance of the Companies and upon the achievement by the Employee and/or the Companies of reasonable management objectives to be reasonably established by the Board of Directors (after reviewing proposals with respect thereto defined by the Employee in the Employee's capacity as the Vice-President Sales and Marketing of the Companies, and delivered to the Board of Directors of the Company by the Employee at least 30 calendar days before the beginning of the relevant year of the Company (or within 90 calendar days following the commencement of the Company's first calendar year commencing on the Effective Date)). These management objectives shall consist of both financial and subjective goals and shall be specified in writing by the Board of Directors of the Company, and a copy shall be given to the Employee prior to the commencement of the applicable year. The payment of any such Bonus shall be payable no later than within 120 calendar days of the ensuing year after any calendar year commencing on the Effective Date. Any dispute respecting either the effectiveness or the magnitude of any Bonus hereunder shall be determined by arbitration in accordance with Article "8" hereinbelow.

4.5          Reimbursement of Expenses. It is hereby acknowledged and agreed that the Employee shall also be reimbursed, within 7 days, for all direct, reasonable expenses actually and properly incurred by the Employee for the benefit of the Companies (collectively, the "Expenses"); and which Expenses, it is hereby acknowledged and agreed, shall be payable by the Company to the order, direction and account of the Employee as the Employee may designate in writing, from time to time, in the Employee's sole and absolute discretion, as soon as conveniently possible after the prior delivery by the Employee to the Company of written substantiation on account of each such reimbursable Expense.

4.6          Car Allowance. It is hereby also acknowledged and agreed that, during the continuance of this Agreement, the Employee shall be entitled to a monthly car allowance in the amount of Cdn. $600.00 (the "Car Allowance") payable each monthin advance; with the further acknowledgement that, in the event that this Agreement is terminated in accordance with either of sections "3.2", "3.3", "3.4" or "3.5" hereinabove, the Car Allowance shall be maintained by the Company for a period of not more than one month following any such Effective Termination Date.

4.7          Paid Vacation. It is hereby also acknowledged and agreed that, during the continuance of this Agreement, the Employee shall also be entitled to four weeks paid vacation (collectively, the "Vacation") during each and every year during the continuance of this Agreement. In this regard it is further understood hereby that the Employee's entitlement to any such paid Vacation during any year (including the initial year) during the continuance of this Agreement will be subject, at all times, to the Employee's entitlement to only a pro rata portion of any such paid Vacation time during any year (including the initial year) and to the effective date upon which this Agreement is terminated prior to the end of any such year for any reason whatsoever.

4.8          Vesting Option. Subject to the following and the provisions of section "4.9" hereinbelow, and as soon as reasonably practicable 60 calendar days after the Effective Date hereof, it is hereby acknowledged and agreed that the Employee will be granted, subject to the rules and policies of the Regulatory Authorities and applicable securities legislation, the terms and conditions of the Company's existing stock option plan (the "Option Plan") and the final determination of the Board of Directors of the Company, acting reasonably, a vesting incentive stock option or options (each a "Vesting Option") for the purchase of up to an aggregate of 200,000 common shares of the Company (each an "Option Share"); exercisable for a period of not less than two years from the date of grant at an exercise price of U.S. $0.65 per Option Share; however, subject, at all times, to any such Vesting Option vesting and being exercisable by the Employee only in equal monthly proportions over a period of 12 months commencing one month after the date of grant.

4.9          Options subject to the following provisions. In this regard, and subject also to the following, it is hereby acknowledged and agreed that the exercise of any such Vesting Options shall be subject, at all times, to such vesting and resale provisions as may then be contained in the Company's Option Plan and as may be finally determined by the Board of Directors of the Company, acting reasonably. Notwithstanding the foregoing, however, it is hereby also acknowledged and agreed that, in the event that this Agreement is terminated in accordance with either of sections "3.2", "3.3", "3.4" or "3.5" hereinabove, such portion of the within and remaining Vesting Options which shall have then not been exercised on the determined Effective Termination Date shall, notwithstanding the remaining exercise period of the Vesting Option, then be exercisable by the Employee for a period of 90 calendar days following such Effective Termination Date. In this regard, and in accordance with the terms and conditions of each final form of Option agreement, the Parties hereby also acknowledge and agree that:

     (a)     Registration of Option Shares under the Vesting Options: the Company expects to file with the United States Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 (the "Form S-8 Registration Statement") within 60 calendar days after the Effective Date hereof covering the issuance of all Option Shares of the Company underlying the then issued Vesting Options, and such Form S-8 Registration Statement shall comply with all requirements of the Securities Act. In this regard the Company shall use its best efforts to ensure that the Form S-8 Registration Statement remains effective as long as such Vesting Options are outstanding, and the Employee fully understands and acknowledges that these Option Shares will be issued in reliance upon the exemption afforded under the Form S-8 Registration Statement which is available only if the Employee acquires such Option Shares for investment and not with a view to distribution. The Employee is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Securities Act and the special meaning given to such term in various releases of the SEC;

(b)     Section 16 compliance: the Company shall ensure that all grants of Vesting Options are made to ensure compliance with all applicable provisions of the exemption afforded under Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Without limiting the foregoing, the Company shall have an independent committee of the Board of Directors of the Company approve each grant of Vesting Options to the Employee and, if required, by the applicable Regulatory Authorities and the shareholders of the Company. The Company shall file, on behalf of the Employee, all reports required to filed with the SEC pursuant to the requirements of Section 16(a) under the Exchange Act and applicable rules and regulations;

(c)     Disposition of any Option Shares: the Employee further acknowledges and understands that, without in anyway limiting the acknowledgements and understandings as set forth hereinabove, the Employee agrees that the Employee shall in no event make any disposition of all or any portion of the Option Shares which the Employee may acquire hereunder unless and until:

(i)     there is then in effect a "Registration Statement" under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii)     (A) the Employee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Employee shall have furnished the Company with an opinion of the Employee's own counsel to the effect that such disposition will not require registration of any such Option Shares under the Securities Act and (C) such opinion of the Employee's counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Employee of such concurrence; and

     (d)     Payment for any Option Shares: it is hereby further acknowledged and agreed that, during the continuance of this Agreement, the Employee shall be entitled to exercise any Vesting Option granted hereunder and pay for the same by way of the prior agreement of the Employee, in the Employee's sole and absolute discretion, and with the prior knowledge of the Company, to settle any indebtedness which may be due and owing by the Company under this Agreement in payment for the exercise price of any Option Shares acquired thereunder. In this regard, and subject to further discussion as between the Company and the Employee, together with the prior approval of the Board of Directors of the Company and the establishment by the Company of a new Option Plan predicated upon the same, it is envisioned that, when the Company is in a position to afford the same, the Company may adopt certain additional "cashless exercise" provisions respecting the granting and exercise of incentive stock options during the continuance of this Agreement.

4.10          Benefits. It is hereby acknowledged and agreed that, during the continuance of this Agreement, the Employee shall be entitled to participate fully in each of the Company's respective medical services plans and management and employee benefits program(s) (collectively, the "Benefits").

Article 5

ADDITIONAL OBLIGATIONS OF THE EMPLOYEE

5.1          Reporting. At such time or times as may be required by the Board of Directors of the Company, acting reasonably, the Employee will provide the Board of Directors of the Company with such information concerning the results of the Employee's General Services and activities hereunder for the previous month as the Board of Directors may reasonably require.

5.2          No conflict, no competition and non-circumvention. During the continuance of this Agreement the Employee shall not engage in any business or activity which reasonably may detract from or conflict with the Employee's respective duties and obligations to the Companies as set forth in this Agreement without the prior written consent of the Board of Directors of the Company. In addition, during the continuance of this Agreement, and for a period of at least nine months following the termination of this Agreement in accordance with either of sections "3.3", "3.4" or "3.5" hereunder, the Employee shall not engage in any business or activity whatsoever which reasonably may be determined by the Board of Directors of the Company, in its sole and absolute discretion, to compete with any portion of the Business interests as contemplated hereby without the prior written consent of the Board of Directors of the Company. Furthermore, the Employee hereby acknowledges and agrees, for a period of at least nine months following the termination of this Agreement in accordance with either of sections "3.3", "3.4" or "3.5" hereunder, not to initiate any contact or communication directly with either of the Companies or any of their respective subsidiaries, as the case may be, together with each of their respective directors, officers, representatives, agents or employees, without the prior written consent of the Board of Directors of the Company and, notwithstanding the generality of the foregoing, further acknowledges and agrees, even with the prior written consent of the Board of Directors of the Company to such contact or communication, to limit such contact or communication to discussions outside the scope of any confidential information (as hereinafter determined). For the purposes of the foregoing the Employee hereby recognizes and agrees that a breach by the Employee of any of the covenants herein contained would result in irreparable harm and significant damage to the Companies that would not be adequately compensated for by monetary award. Accordingly, the Employee agrees that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, the Employee will also be liable to the Companies, as liquidated damages, for an amount equal to the amount received and earned by the Employee as a result of and with respect to any such breach. The Parties hereby acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, the Parties agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of the Business interests and are reasonable and valid, and all defenses to the strict enforcement thereof by the Employee are hereby waived.

5.3          Confidentiality. The Employee will not, except as authorized or required by the Employee's duties hereunder, reveal or divulge to any person or companies any information concerning the organization, business, finances, transactions or other affairs of the Companies or of any of the Companies' respective subsidiaries which may come to the Employee's knowledge during the continuance of this Agreement, and the Employee will keep in complete secrecy all confidential information entrusted to the Employee and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Companies' respective Business interests. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

5.4          Compliance with applicable laws. The Employee will comply with all U.S., Canadian and foreign laws, whether federal, provincial or state, applicable to the Employee's duties hereunder and, in addition, hereby represents and warrants that any information which the Employee may provide to any person or company hereunder will, to the best of the Employee's knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

5.5          Opinions, reports and advice of the Employee. The Employee acknowledges and agrees that all written and oral opinions, reports, advice and materials provided by the Employee to the Companies in connection with the Employee's engagement hereunder are intended solely for the Companies' benefit and for the Companies' uses only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Companies. In this regard the Employee covenants and agrees that the Companies may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Companies' sole and absolute discretion. The Employee further covenants and agrees that no public references to the Employee or disclosure of the Employee's role in respect of the Companies may be made by the Employee without the prior written consent of the Board of Directors of the Company in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Board of Directors of the Company, be provided by the Employee to the Companies in a form and with such substance as would be acceptable for filing with and approval by any Regulatory Authority having jurisdiction over the affairs of the Company from time to time.

5.6          Employee's business conduct. The Employee warrants that the Employee shall conduct the business and other activities in a manner which is lawful and reputable and which brings good repute to the Companies, the Business interests and the Employee. In particular, and in this regard, the Employee specifically warrants to provide the General Services in a sound and professional manner such that the same meets superior standards of performance quality within the standards of the industry or as set by the specifications of the Companies. In the event that either of the Companies has a reasonable concern that the business as conducted by the Employee is being conducted in a way contrary to law or is reasonably likely to bring disrepute to the Business interests or to the Companies' or the Employee's reputation, the Companies may require that the Employee make such alterations in the Employee's business conduct or structure, whether of management or Board representation or employee or sub-licensee representation, as the Board of Directors of the Company may reasonably require, in its sole and absolute discretion, failing which the Company, in its sole and absolute discretion, may terminate this Agreement upon 30 calendar days' prior written notice to the Employee. In the event of any debate or dispute as to the reasonableness of the Board of Directors of the Company's request or requirements, the judgment of the Board of Directors of the Company shall be deemed correct until such time as the matter has been determined by arbitration in accordance with Article "8" hereinbelow.

Article 6

INDEMNIFICATION AND LEGAL PROCEEDINGS

6.1          Indemnification. The Parties hereto hereby each agree to indemnify and save harmless the other Party hereto and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, Employees and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

6.2          No indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

6.3          Claim of indemnification. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

6.4          Notice of claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against either of the Parties hereto, the Indemnified Party will give both Parties hereto prompt written notice of any such action of which the Indemnified Party has knowledge and the relevant Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the relevant Party and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the relevant Party of such relevant Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the relevant Party of substantive rights or defenses.

6.5          Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.

6.6          Legal proceedings. Notwithstanding that the relevant Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)     such counsel has been authorized by the relevant Party;

(b)     the relevant Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)     the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)     there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

6.7          Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the relevant Party on the one hand and the Indemnified Party on the other, but also the relative fault of relevant Party and the Indemnified Party and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

Article 7

FORCE MAJEURE

7.1          Events. If either Party hereto is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

7.2          Notice. A Party shall within three calendar days give notice to the other Party of each event of force majeure under section "7.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 8

ARBITRATION

8.1          Matters for arbitration. Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. This provision shall not prejudice a Party from seeking a Court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings.

8.2          Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five business days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section "8.3" hereinbelow.

8.3          Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed in accordance with the Arbitration Rules. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Rules. The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the Parties, and the chairperson shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Rules or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

8.4          Award. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 9

GENERAL PROVISIONS

9.1          Entire agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

9.2          No assignment. This Agreement may not be assigned by any Party hereto except with the prior written consent of the other Parties.

9.3          Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Any Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

9.4          Time of the essence. Time will be of the essence of this Agreement.

9.5          Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

9.6          Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

9.7          Further assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

9.8          Representation and costs. It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, acts solely for the Companies, and, correspondingly, that the Employee has been required by each of Lang Michener LLP and the Companies to obtain independent legal advice with respect to its review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that Lang Michener LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to Company and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Company for certain of such persons to act in a similar capacity while acting for the Company as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party hereto to the role and capacity of Lang Michener LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, Lang Michener LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Lang Michener LLP, shall be at the cost of the Company.

9.9          Applicable law. The situs of this Agreement is Vancouver, BC, Canada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia, Canada.

9.10          Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

9.11          Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

9.12          Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth on the front page of this Agreement.

9.13          No partnership or agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Parties, nor create any fiduciary relationship between them for any purpose whatsoever.

9.14          Consents and waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

     (a)     be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

     (b)     be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

     (c)     constitute a general waiver under this Agreement; or

     (d)     eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

          IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals as at the Effective Date as set forth hereinabove.

The COMMON SEAL of FORTUNE PARTNERS, INC., the Company herein, was hereunto affixed in the presence of: s/s Stephen Williams ________________________________ Stephen Williams, President	) ) ) ) ) ) )	(C/S)

SIGNED, SEALED and DELIVERED by
DON CECI,
the Employee herein, in the presence of:

________________________________
Witness Signature

________________________________
Witness Address

________________________________
Witness Name and Occupation

	) ) ) ) ) ) ) ) ) ) ) ) ) )	s/s Don Ceci DON CECI

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